                                                                  Exhibit 10.6.1

                              STANADYNE CORPORATION
                               SAVINGS PLUS PLAN

(1) Amended and restated effective January 1, 2002, except to the extent the applicable laws named below or the plan amendments incorporated herein and referenced below provide for an earlier effective date, in which case such earlier date or dates shall apply.

(2) This document restates the Stanadyne Corporation Savings Plus Plan document signed December 20, 1994, by incorporating the First, Second, Third and Fourth Amendments and the applicable requirements of the Uruguay Round Agreements Act ("GATT"), Uniformed Services Employment and Reemployment Rights Act of 1994, Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000.

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                                    PREAMBLE
                                    --------

Effective February 10, 1989, Stanadyne Automotive Corp. (the "Employer") established a retirement plan referred to as the Stanadyne Automotive Corp. Savings Plus Plan (the "Plan") as provided herein. This Plan is intended to be a continuation of the Stanadyne, Inc. Savings Plus Plan for those employees of Stanadyne, Inc. who became Employees of the Employer on February 10, 1989. A Trust Agreement has been adopted by the Employer and is intended to form a part of this Plan. The purpose of this Plan is to encourage Employee savings for retirement and to provide a tax qualified facility for accumulation of funds to be used to provide benefits payable to an Employee upon his retirement, death, termination of employment, or on certain other occasions. The benefits provided by this Plan will be in addition to the benefits Employees are entitled to under any other programs of the Employer.

This Plan constitutes an amendment to, restatement of, and continuation of the Plan as it was effective February 10, 1989, and as amended from time to time thereafter. This version of the Plan is amended and restated as set forth on the cover page. It is intended that this Plan be qualified under Code Section 401(a), and meet the requirements of Code Section 401(k) as a qualified cash or deferred arrangement. It is also intended that the Trust be exempt from taxation as provided under Code Section 501(a).

If the Plan shall fail to initially qualify as amended under the applicable Code Sections, it shall be null and void, and all contributions which may have been made hereunder shall be treated in accordance with Section 4.8.

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                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----

ARTICLE I              DEFINITIONS................................................  1
---------              -----------
  1.1                  Account....................................................  1
  1.2                  Affiliated Employer........................................  1
  1.3                  Before-Tax Contribution....................................  1
  1.4                  Before-Tax Contribution Account............................  1
  1.5                  Beneficiary................................................  1
  1.6                  Code.......................................................  2
  1.7                  Committee..................................................  2
  1.8                  Compensation...............................................  2
  1.9                  Direct Rollover............................................  2
  1.10                 Disability.................................................  2
  1.11                 Effective Date.............................................  3
  1.12                 Eligible Employee..........................................  3
  1.13                 Eligible Retirement Plan...................................  3
  1.14                 Eligible Rollover Distribution.............................  3
  1.15                 Employee...................................................  3
  1.16                 Employer...................................................  3
  1.17                 Employer Matching Contribution.............................  4
  1.18                 Employer Matching Contribution Account.....................  4
  1.19                 Employment Date............................................  4
  1.20                 Entry Date.................................................  4
  1.21                 ERISA......................................................  4
  1.22                 Fiduciary..................................................  4
  1.23                 Former Member..............................................  4
  1.24                 Highly Compensated Employee................................  4
  1.25                 Highly Compensated Group...................................  5
  1.26                 Hour of Service............................................  5
  1.27                 Member.....................................................  6
  1.28                 Nonparticipating Employer..................................  6
  1.29                 One Year Break in Service..................................  6
  1.30                 Parental Absence...........................................  6
  1.31                 Participating Employer.....................................  6
  1.32                 Payee......................................................  6
  1.33                 Plan.......................................................  6
  1.34                 Plan Year..................................................  7
  1.35                 Prior Plan Contribution Account............................  7
  1.36                 Reemployment Date..........................................  7


  1.37                 Retirement.................................................  7
  1.38                 Rollover Contribution......................................  7
  1.39                 Rollover Contribution Account..............................  7
  1.40                 Service....................................................  7
  1.41                 Severance from Service.....................................  8
  1.42                 Spouse.....................................................  8
  1.43                 Trust......................................................  8
  1.44                 Trust Agreement............................................  8
  1.45                 Trust Fund.................................................  8
  1.46                 Trustee....................................................  8
  1.47                 Valuation Date.............................................  8
  1.48                 Year of Service............................................  9

ARTICLE II             PARTICIPATION..............................................  10
----------             -------------
  2.1                  Eligibility to Participate.................................  10
  2.2                  Commencement of Participation..............................  10
  2.3                  Transfers..................................................  10
  2.4                  Reemployment of Terminated Employee or Resumption of
                       Employment Following Leave of Absence......................  11
  2.5                  Rollover Membership........................................  12
  2.6                  Eligibility of Former Stanadyne, Inc. Employees............  12
  2.7                  Special Rules Relating to Military Service.................  12

ARTICLE III            MEMBER CONTRIBUTIONS AND MAXIMUM AMOUNTS...................  13
-----------            ----------------------------------------
  3.1                  Before-Tax Contributions...................................  13
  3.2                  After-Tax Contributions....................................  13
  3.3                  Rollover Contributions.....................................  13
  3.4                  Change in Level of Contributions...........................  14
  3.5                  Suspension and Resumption of Contributions.................  14
  3.6                  Change in Compensation.....................................  14
  3.7                  Remittance of Member Contributions.........................  14
  3.8                  Limitation on Amount and Return of Before-Tax Contributions
                       in Certain Instances.......................................  14
  3.9                  Use of Qualified Matching Contribution in Testing..........  18

ARTICLE IV             EMPLOYER MATCHING CONTRIBUTIONS............................  19
----------             -------------------------------
  4.1                  Employer Matching Contributions............................  19
  4.2                  Remittance of Employer Matching Contributions..............  19
  4.3                  Limitation on Amount of Employer Matching Contributions....  19
  4.4                  Aggregate Limit Test.......................................  22
  4.5                  Maximum Total Allocations..................................  23
  4.6                  Annual Additions...........................................  24
  4.7                  Contributions Conditioned on Tax Deductibility.............  25

  4.8                  Return of Contributions....................................  25
  4.9                  Payment of Expenses........................................  26
  4.10                 Qualified Matching Contributions...........................  26

ARTICLE V              INVESTMENT OF CONTRIBUTIONS................................  27
---------              ---------------------------
  5.1                  Employer to Establish Accounts.............................  27
  5.2                  Investment Options.........................................  27
  5.3                  Change in Investment Options...............................  27
  5.4                  Investment Rules...........................................  27

ARTICLE VI             TRUST FUND.................................................  29
----------             ----------
  6.1                  Trust Fund.................................................  29
  6.2                  Valuation of Funds.........................................  29
  6.3                  Allocation of Income, Profits, Losses and Expenses.........  29

ARTICLE VII            DEATH......................................................  30
-----------            -----
  7.1                  Amount of Death Benefit..................................... 30
  7.2                  Payment of Death Benefit.................................... 30
  7.3                  Designation of Beneficiary.................................. 30
  7.4                  Payment Other Than to Beneficiary........................... 30

ARTICLE VIII           VESTING AND TERMINATION OF EMPLOYMENT....................... 31
------------           -------------------------------------
  8.1                  Vesting of Contributions.................................... 31
  8.2                  Method of Payment........................................... 31

ARTICLE IX             LOANS....................................................... 32
----------             -----
  9.1                  Method Loans................................................ 32
  9.2                  Rules Relating to Loans..................................... 32

ARTICLE X              WITHDRAWALS................................................. 35
---------              -----------
  10.1                 Non-hardship Withdrawals from Prior Plan Contribution
                       Account and Rollover Contribution Account................... 35
  10.2                 Withdrawals After Age 59 1/2................................ 35
  10.3                 Hardship Withdrawals........................................ 35
  10.4                 Rules for Withdrawals....................................... 36
  10.5                 Debiting of Withdrawals..................................... 37

ARTICLE XI             PAYMENT OF BENEFITS..........................................38
----------             -------------------
  11.1                 Entitlement to Distribution................................. 38
  11.2                 Form of Payment............................................. 38
  11.3                 Time of Payment............................................. 39
  11.4                 Amount of Distribution...................................... 40
  11.5                 Limitation on Distributions................................. 40
  11.6                 Segregated Accounts......................................... 41


  11.7                 Missing Persons............................................. 41

ARTICLE XII            ADMINISTRATION.............................................. 43
-----------            --------------
  12.1                 Responsibility for Plan and Trust Administration............ 43
  12.2                 Retirement Plan Committee................................... 43
  12.3                 Agents of the Committee..................................... 43
  12.4                 Committee Procedures........................................ 43
  12.5                 Administrative Powers of the Committee...................... 43
  12.6                 Benefit Claims Procedures................................... 44
  12.7                 Reliance on Reports and Certificates........................ 45
  12.8                 Other Committee Powers and Duties........................... 45
  12.9                 Compensation of Committee................................... 45
  12.10                Member's Own Participation.................................. 46
  12.11                Liability of Committee Members.............................. 46
  12.12                Indemnification............................................. 46

ARTICLE XIII           FIDUCIARY RESPONSIBILITIES.................................. 47
------------           --------------------------
  13.1                 Basic Responsibilities...................................... 47
  13.2                 Actions of Fiduciaries...................................... 47
  13.3                 Fiduciary Liability......................................... 47

ARTICLE XIV            AMENDMENT................................................... 48
-----------            ---------
  14.1                 Internal Revenue Service Qualification...................... 48
  14.2                 Amendment and Termination by the Employer................... 48
  14.3                 Right to Terminate.......................................... 48
  14.4                 Valuation of Assets......................................... 49
  14.5                 Distribution of Assets...................................... 49

ARTICLE XV             TOP-HEAVY PLAN REQUIREMENTS................................. 50
----------             ---------------------------
  15.1                 General Rule................................................ 50
  15.2                 Minimum Contribution Provisions............................. 50
  15.3                 Limitation on Contributions................................. 51
  15.4                 Coordination With Other Plans............................... 51
  15.5                 Top-Heavy Plan Definitions.................................. 51
  15.6                 Key Employee................................................ 54
  15.7                 Non-Key Employee............................................ 54
  15.8                 Change from Top-Heavy Status................................ 54

ARTICLE XVI            GENERAL PROVISIONS.......................................... 55
-----------            ------------------
  16.1                 Plan Voluntary.............................................. 55
  16.2                 Payments to Minors and Incompetents......................... 55
  16.3                 Non-Alienation of Benefits.................................. 55
  16.4                 Use of Masculine and Feminine; Singular and Plural.......... 58
  16.5                 Merger, Consolidation, or Transfer.......................... 58


  16.6                 Leased Employees............................................ 58
  16.7                 Procedure for Adoption by Affiliated Employers.............. 58
  16.8                 Governing Law............................................... 59

APPENDIX A             PARTICIPATING EMPLOYERS..................................... i
----------             -----------------------

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

The following words and phrases when used in the Plan shall have the following meanings, unless a different meaning is plainly required by the context:

1.1 "ACCOUNT" shall mean the credit balance of a Member or Former Member in the Trust Fund represented by his Before-Tax Contribution Account, Employer Matching Contribution Account, and his Rollover Contribution Account and Prior Plan Contribution Account, if any.

1.2 "AFFILIATED EMPLOYER" shall mean any corporation which is included with the Employer in a controlled group of corporations, as determined in accordance with Code Section 414(b), any unincorporated trade or business which, as determined under regulations of the Secretary of the Treasury, is under common control of the Employer under Code Section 414(c), any organization that includes the Employer, which is a member of an affiliated service group, as defined in Code Section 414(m), and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o). For the purposes of Sections
         4.5 and 4.6, Code Sections 414(b) and (c) shall be applied as modified by Code Section 415(h).

1.3 "BEFORE-TAX CONTRIBUTION" shall mean a salary reduction contribution made to the Plan on behalf of a Member pursuant to Article III.

1.4 "BEFORE-TAX CONTRIBUTION ACCOUNT" shall mean a Member's interest in the Trust Fund attributable to Before-Tax Contributions made to the Plan, including investment earnings thereon.


1.5 "BENEFICIARY" shall mean the person or persons designated by a Member or Former Member to receive benefits under the Plan in the event of the Member's death. If the Member is married and designates someone other than his legal Spouse, his Beneficiary designation must include the written consent of his legal Spouse at the time the designation is made in order to be valid. A former Spouse's consent shall not be binding on a subsequent Spouse.

         Such written consent must approve the specific Beneficiary designated, acknowledge the effect of such designation, and be witnessed by a notary public or a Plan representative. If it is established to the satisfaction of the Committee that the Member has no Spouse, or that the Spouse's consent cannot be obtained because the Spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued pursuant to Code Section 417, such written consent shall not be required. If no valid Beneficiary designation is in effect at the time of the Member's death, Section 7.4 shall apply.

1.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued thereunder. Reference to any Code Section shall include any successor provision thereto.

1.7 "COMMITTEE" shall mean the person or persons designated by the Employer to administer the Plan in accordance with Article XII.


1.8 "COMPENSATION" shall mean the total remuneration paid by a Participating Employer to an Employee which would be reportable on the Employee's Federal Income Tax Withholding Statement (Form W-2) during the period considered Service while a Member in a Plan Year; plus for any pay period during which a Member is making Before-Tax Contributions hereunder, the Before-Tax Contributions made for such pay period, salary deferrals made by the Employee to a plan maintained by a Participating Employer which meets the requirements of Code Section 125 for such pay period and salary deferrals made under Code Section 132(f) for such pay period. Such remuneration shall include base pay, bonuses, commissions, short-term disability pay, shift differential premiums, and incentive pay paid by the Employer, but shall exclude workers' compensation amounts, severance pay, and token bonus amounts.

         A Member's Compensation taken into account under the Plan for any Plan Year shall not exceed $200,000, or such amount as indexed pursuant to Code Sections 401(a)(17) and 415(d) and the applicable regulations thereunder. For Plan Years beginning after December 31, 1993, a Member's Compensation taken into account under the Plan for any Plan Year shall not exceed $150,000, or such amount as indexed pursuant to Code Section 401(a)(17).

         The provisions of the Plan relating to family aggregation, with regard to Compensation and as otherwise set forth in this Plan, are eliminated effective for Plan Years beginning after December 31, 1996.

1.9 "DIRECT ROLLOVER" means a payment by the Plan to the Eligible Retirement Plan specified by the Member or Payee.


1.10 "DISABILITY" shall mean a physical or mental condition which results in the Member's qualification for benefits under the Employer's long-term disability plan unless the Member is covered by a pension plan that provides long-term disability benefits, provided such disability:

         (a) was not contracted, suffered or incurred while the Member was engaged in, or did not result from his or her having engaged in, a criminal enterprise; or

         (b) was not sustained while the Member was employed by anyone other than the Employer or an Affiliated Employer.

         A Member shall not have a Disability unless he or she furnishes proof of the existence of such Disability to the Committee in the form and manner, and at such time, as the Committee may request.

1.11     "EFFECTIVE DATE" shall mean February 10, 1989.

1.12 "ELIGIBLE EMPLOYEE" shall mean an Employee who is included in the eligible class described in Section 2.1.

1.13 "ELIGIBLE RETIREMENT PLAN" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
         Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Member's or Payee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.14 "ELIGIBLE ROLLOVER DISTRIBUTION" means any distribution of all or any portion of the account balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under
         Section 401(a)(9) of the Code; (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);(iv) corrective distributions of Excess Contributions or Excess Deferrals, and income allocable to such contributions; (v) loans treated as distributions under Section 72(p) of the Code and loans in default that are deemed distributions; and (vi) effective January 1, 1999, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

1.15 "EMPLOYEE" shall mean any common-law Employee of the Employer or an Affiliated Employer excluding an individual who is designated, or otherwise determined to be, an independent contractor, regardless of whether such individual is ultimately determined to be an employee pursuant to the Code or any other applicable law. A leased employee as described in Code Section 414(n)(2) shall be considered an Employee only to the extent required by Section 16.6.

1.16 "EMPLOYER" shall mean Stanadyne Corporation, a Delaware corporation, or its successor or successors.

1.17 "EMPLOYER MATCHING CONTRIBUTION" shall mean a contribution by a Participating Employer made to the Plan on behalf of a Member pursuant to Article IV.

1.18 "EMPLOYER MATCHING CONTRIBUTION ACCOUNT" shall mean a Member's interest in the Trust Fund attributable to Employer Matching Contributions made to the Plan, including investment earnings thereon.

1.19 "EMPLOYMENT DATE" shall mean the first day for which an Employee receives credit for an Hour of Service.

1.20     "ENTRY DATE" shall mean the first day of any month.

1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any Section of ERISA shall include any successor provision thereto.

1.22 "FIDUCIARY" shall mean any person who (i) exercises any discretionary authority or discretionary control respecting the management of the Plan, assets held under the Plan, or disposition of Plan assets; (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to assets held under the Plan or has any authority or responsibility to do so; or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan. Any person who exercises authority or has responsibility of a fiduciary nature as described above shall be considered a Fiduciary under the Plan.

1.23 "FORMER MEMBER" shall mean an individual who was a Member, has terminated employment with the Employer and all Affiliated Employers, and has not received a total distribution of his vested Account under the Plan.

1.24 "HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee who at any time during the Plan Year or preceding Plan Year is an employee described in Code Section 414(q)(1), including both Highly Compensated active Employees and Highly Compensated former Employees. A Highly Compensated active Employee includes any Employee who performs services for the Employer during the determination year and who (i) is a 5% owner during such year or the preceding year, or (ii) for the preceding year had Compensation from the Employer in excess of $80,000 (as adjusted under Code Section 415(d)) and was in the top paid group for the preceding year. For this purpose the determination year shall be the Plan Year.

         The determination of who is a Highly Compensated Employee, including the determination of the number and identity of the Employees in the top paid group, will be made in accordance with Treasury Regulations
         Section 1.414(q)-IT to the extent not
         inconsistent with Code Section 414(q) as amended by the Small Business Job Protection Act of 1996.

1.25 "HIGHLY COMPENSATED GROUP" shall mean the group of Highly Compensated Employees who are also Eligible Employees as defined herein.


1.26     "HOUR OF SERVICE" shall mean:

         (a) each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or any Affiliated Employer for the performance of duties;

         (b) each hour for which an individual is directly or indirectly paid or entitled to payment by the Employer or any Affiliated Employer (including payments made or due from a trust fund or insurer to which the Employer or Affiliated Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to periods of vacation, holidays, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence; provided that:

                  (i) no more than 501 Hours of Service shall be credited under this paragraph (b) to an individual on account of any single continuous period during which the individual performs no duties; and

                  (ii) Hours of Service shall not be credited under this paragraph (b) to an individual for a payment which solely reimburses the individual for medically related expenses incurred by the individual or which is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws; and

         (c) each hour not already included under paragraph (a) or (b) above for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or by an Affiliated Employer; provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitation therein set forth.

         The number of Hours of Service to be credited under paragraph (b) or
         (c) above on account of a period during which an Employee performs no duties, and the Plan Years to which Hours of Service shall be credited under paragraph (a), (b), or (c) above shall be determined by the Committee in accordance with Sections 2530.200b-2(b) and (c) of the regulations of the U.S. Department of Labor.

         Additionally, for purposes of Section 2.1, any period of leave under the Family and Medical Leave Act of 1993 shall be treated as continued Service to the extent necessary to prevent the occurrence of a One Year Break in Service.

         To the extent not credited above, Hours of Service will also be credited at the rate of 8 hours for each day during periods of military duty (as required by applicable law), layoff, and approved leave of absence.

1.27 "MEMBER" shall mean an Employee who is either currently participating in the Plan or who has an Account under the Plan.

1.28 "NONPARTICIPATING EMPLOYER" shall mean any Affiliated Employer which is not a Participating Employer.

1.29 "ONE YEAR BREAK IN SERVICE" shall mean a computation period during which an individual has not completed more than 500 Hours of Service. For purposes of this Section 1.29, computation period shall mean the 12-month period beginning on an Employee's Employment Date and ending on the anniversary of such date, or any Plan Year which commences after his Employment Date.

1.30 "PARENTAL ABSENCE" shall mean an Employee's absence from work which has commenced after December 31, 1984 for any of the following reasons:

         (a)      the pregnancy of the Employee;

         (b)      the birth of the Employee's child;

         (c)      the adoption of a child by the Employee; or

         (d) the need to care for the Employee's child immediately following its birth or adoption.

1.31 "PARTICIPATING EMPLOYER" shall mean the specific locations of the Employer and Affiliated Employers, as listed in Appendix A of the Plan.

1.32 "PAYEE" means a Member's or Former Member's surviving Spouse and a Member's or Former Member's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).


1.33 "PLAN" shall mean the Stanadyne Corporation Savings Plus Plan, as set forth in this document and as amended from time to time. Except to the extent otherwise provided, the terms of the Plan in effect as of a Member's termination of employment will be applicable to such Member.

1.34 "PLAN YEAR" shall mean the period February 10, 1989 through December 31, 1989, and each 12-month period commencing on January 1 and ending on the next following December 31 thereafter.

1.35 "PRIOR PLAN CONTRIBUTION ACCOUNT" shall mean a Member's interest in the Trust Fund attributable to the account balance, if any, transferred from the Stanadyne, Inc. Stock Ownership Plan to this Plan, including investment earnings thereon.

1.36 "REEMPLOYMENT DATE" shall mean the day an Employee first completes an Hour of Service following a Severance from Service, or, in the case of an Employee on an approved leave of absence, the first day he returns to work with the Employer or an Affiliated Employer.

1.37 "RETIREMENT" shall mean termination of employment for a reason other than death after a Member has attained age 57 and has completed 10 Years of Service, as defined in the pension plan sponsored by the Employer in which the Member participates.

1.38 "ROLLOVER CONTRIBUTION" shall mean an amount received from a deferred compensation plan which qualifies under Code Section 401 or Code
         Section 403(a) and which is rolled over to the Plan pursuant to Code
         Section 402(c). A Rollover Contribution can include both Direct Rollovers and amounts distributed to a Member and then rolled over, and also includes a direct trust to trust transfer. In addition, if an Eligible Employee had deposited a "qualified total distribution" within the meaning of Code Section 402(a)(5)(E) (as in effect prior to January 1, 1993) or an Eligible Rollover Distribution into an individual retirement account as defined in Code Section 408, he or she may transfer the amount of the distribution plus earnings from the individual retirement account to the Plan; provided, however, that the rollover amount is deposited with the Trustee within 60 days after receipt from the individual retirement account.

1.39 "ROLLOVER CONTRIBUTION ACCOUNT" shall mean a Member's interest in the Trust Fund attributable to Rollover Contributions made to the Plan, including investment earnings thereon.


1.40 "SERVICE" shall mean all periods of employment with the Employer and Affiliated Employers measured from the individual's Employment Date and ending on such Employee's Severance from Service, and excluding any period between his Severance from Service and his Reemployment Date, if applicable, unless provided otherwise herein or in Section 1.41.

         An Employee who was employed by Stanadyne, Inc. on February 9, 1989, who as of such date was either a member in the Stanadyne, Inc. Savings Plus Plan, or was in a class of employees eligible to participate in said plan, and who became an Employee of Stanadyne Automotive Corp. prior to January 1, 1990, is eligible to become a

         Member hereunder effective immediately upon employment with the Employer and service under the Stanadyne, Inc. Savings Plus Plan for such an Employee shall be considered Service under this Plan.

1.41     "SEVERANCE FROM SERVICE" shall mean the earliest of the following:

         (a) the date on which the Employee resigns, is discharged, or retires from Service with the Employer and all Affiliated Employers. If such an individual has a Reemployment Date within 12 months of his Severance from Service hereunder, his employment shall be deemed to be continuous and no Severance from Service shall have occurred;

         (b)      the date the Employee dies;

         (c) the first anniversary of the date on which the Employee is laid off, starts an authorized leave of absence, or in absent from work for any other reason other than a Parental Absence; or

         (d) the second anniversary of the date on which the Employee commenced a Parental Absence, if such Employee has not yet returned to work with the Employer or an Affiliated Employer.

1.42 "SPOUSE" shall mean the legal Spouse or surviving Spouse of a Member as determined in accordance with applicable state law. A former spouse will be treated as the Spouse or surviving Spouse to the extent required under a qualified domestic relations order, as defined in Code
         Section 414(p).

1.43 "TRUST" shall mean the Stanadyne Corporation Savings Plus Plan Trust, established to hold and invest contributions made under the Plan for the exclusive benefit of the Employees included in the Plan and from which benefits shall be distributed.

1.44 "TRUST AGREEMENT" shall mean the agreement between the Employer and a Trustee, as provided for in Article XII.

1.45 "TRUST FUND" shall mean all assets held by the Trustee in accordance with the Trust Agreement without distinction as to income or principal and without regard to source.

1.46 "TRUSTEE" shall mean the individual, individuals, or institution appointed by the Employer to act in accordance with the Trust account.

1.47 "VALUATION DATE" shall mean any day on which the New York Stock Exchange is open for business.

1.48 "YEAR OF SERVICE" means a 12-consecutive month period (computation period) during which the Employee completes at least 1,000 Hours of Service.

                                   ARTICLE II
                                   ----------

                                 PARTICIPATION
                                 -------------

2.1 Eligibility to Participate. Each Employee on January 1, 1993 who was a Member under the Plan on December 31, 1992, shall continue to be a Member on January 1, 1993.

         Each other Employee shall be an Eligible Employee upon satisfying all of the following requirements:

         (a)      he is employed by a Participating Employer;

         (b) he is classified as a non-union employee and if he is employed at the Employer's Tallahassee or Elmhurst facilities, he is regularly paid on a salaried rather than hourly basis; or

                  (i) he is covered by a collective bargaining agreement which provides for his participation herein;

         (c)      he has a minimum of 6 consecutive months of Service; and

         (d) he is not a "leased employee", as defined under Code Section 414(n)(2).

2.2 Commencement of Participation. Except as provided in Section 2.4, each Eligible Employee shall become a Member (or if his participation has terminated, shall again become a Member) on the Entry Date coinciding with or next following the date on which he:

         (a)      meets the requirements of Section 2.1; and

         (b) enrolls in the Plan by completing an election form to initiate contributions pursuant to Article III. However, if an Eligible Employee fails to enroll when first eligible to do so, such Employee shall be eligible to enroll at any time with such enrollment effective as of the next administratively practicable payroll period; provided that he is then an Eligible Employee.

2.3 Transfers. The following provisions shall govern in the case of an Employee who changes employment status:

         (a) In the event that an Eligible Employee directly transfers to an ineligible class of Employees, he shall be deemed to continue as a Member for all purposes of the Plan except that he shall not be permitted to direct any further Before-Tax

                  Contributions on his behalf under the Plan nor shall he receive any further Employer Matching Contributions unless he again becomes an Eligible Employee. Such an Employee shall continue to accrue Years of Service pursuant to Section 1.48.

         (b) In the event that an Employee in an ineligible class transfers to an employment classification as an Eligible Employee, his Years of Service earned during his employment with all Participating and Nonparticipating Employers shall be credited under this Plan for purposes of meeting the eligibility requirements of Section 2.1. Such Employee shall be eligible to become a Member when he meets the requirements of Sections
                  2.1 and 2.2.

2.4 Reemployment of Terminated Employee or Resumption of Employment Following Leave of Absence.

         (a) A Former Member who terminates employment for any reason and returns to work shall be eligible to participate in the Plan on the first day of any pay period coinciding with or following his Reemployment Date; provided that he is then an Eligible Employee.

         (b)      (i)      An Employee who was not a Member of the Plan prior to
                           termination of employment or leave of absence may, upon resumption of active employment with a Participating Employer, elect to become a Member on the first day of any pay period coincident with or following his Reemployment Date; provided that he is then an Eligible Employee under Section 2.1 and has not forfeited his prior Years of Service under
                           Section 2.4(c) below.

                  (ii) A former Employee who was not previously a Member of the Plan will be treated as a new Employee if his prior Years of Service are forfeited pursuant to
                           Section 2.4(c) below. In such case, the individual may elect to become a Member in accordance with
                           Section 2.2; provided that he is an Eligible Employee as described in Section 2.1. Such an individual will be required to complete 6 consecutive months of Service after his Reemployment Date to meet the service requirements of Section 2.1(c).

         (c) For purposes of satisfying the service requirement of Section 2.1(c), if an Employee incurs a One Year Break in Service, he shall lose his Years of Service accumulated before such break only if the number of consecutive One Year Breaks in Service is equal to the greater of 5 or the number of his Years of Service earned before such One Year Break in Service.

         (d) For purposes of this Section 2.4, Year of Service shall mean the completion of 1,000 Hours of Service during the 12-month period beginning on an

                  Employee's Employment Date and ending on the anniversary thereof or any Plan Year which commences after his Employment Date.

2.5 Rollover Membership. An Eligible Employee who makes a Rollover Contribution shall become a Member as of the date of such contribution provided he or she has met the requirements of Section 2.1.

2.6 Eligibility of Former Stanadyne, Inc. Employees. An Employee who was employed by Stanadyne, Inc. on February 9, 1989, who as of such date was either a member in the Stanadyne, Inc. Savings Plus Plan, or was in a class of employees eligible to participate in said plan, and who became an Employee of Stanadyne Automotive Corp. prior to January 1, 1990, is eligible to become a Member hereunder effective immediately upon employment with the Employer and service under the Stanadyne, Inc. Savings Plus Plan for such an Employee shall be considered Service under this Plan.

2.7 Special Rules Relating to Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service within the meaning of Code Section 414(u)(5) will be provided in accordance with Code Section 414(u).

                                  ARTICLE III
                                  -----------

                    MEMBER CONTRIBUTIONS AND MAXIMUM AMOUNTS
                    ----------------------------------------

3.1      Before-Tax Contributions.

         (a) Each Eligible Employee may elect, in writing, to authorize a Participating Employer to reduce his Compensation and make a corresponding Before-Tax Contribution to the Plan on his behalf. Effective January 1, 2001, this reduction in Compensation must be in any whole percentage from 0% to 22% of such Compensation. Effective January 1, 2002, the maximum percentage reduction in Compensation shall be 40%. Authorization to reduce Compensation shall be in writing and shall be delivered to the Committee no later than 30 days prior to the date as of which the Before-Tax Contribution becomes effective, unless the Committee agrees to accept a later authorization according to such uniform and nondiscriminatory rules as it may adopt. Such Compensation reduction shall continue unchanged until the Member terminates employment, changes or suspends the Before-Tax Contribution in accordance with Section 3.4 or 3.5, or transfers to the employment of a Nonparticipating Employer or an ineligible class of Employees.

         (b) Except as provided under Section 2.4 for certain reemployed Members, regular Before-Tax Contributions made under Section 3.1(a) shall commence on an Entry Date.

         (c) In addition to regular Before-Tax Contributions under Section 3.1(a), a Member may also elect once each calendar quarter, on such forms as the Committee may prescribe, to make a single sum reduction in Compensation which has not yet been received, but which is due to be paid in such quarter.

         (d) The aggregate reduction of such Member's Compensation for the Plan Year resulting from single sum and regular payroll reductions shall be no more than 22% (effective January 1, 2002, 40%) of his Compensation for such Plan Year.

         Before-Tax Contributions made under this Section 3.1 shall be subject to the limitations of Sections 3.8, 4.4, and 4.5.

3.2      After-Tax Contributions. After-tax contributions are not permitted.

3.3 Rollover Contributions. With the approval of the Committee, any Eligible Employee who is a Member may make a Rollover Contribution to the Plan. A Rollover Contribution shall be in cash or in such other property as is acceptable to the Trustee. In the event that an Eligible Employee makes a contribution pursuant to this Section that was intended to be a Rollover Contribution which the Trustee later discovers not to be a Rollover Contribution, the Trustee shall distribute to such Member as soon as practicable after such discovery the account balance of his or her Rollover Contribution Account determined as of the Valuation Date coincident with or immediately preceding such discovery. Any Eligible Employee who wishes to make a Rollover Contribution to the Plan shall provide the Committee with certification as to the eligibility of such contribution in the form and manner, and at such time, as the Employer may request.

3.4 Change in Level of Contributions. The Before-Tax Contribution percentage as designated by the Member shall continue in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. Subject to the requirements of Section 3.1, a Member may increase or decrease the rate of such contributions on a daily basis by notifying Trustee.

3.5 Suspension and Resumption of Contributions. A Member may suspend the making of Before-Tax Contributions as of the end of any pay period. Providing he is still an Eligible Employee, a Member who suspends his contributions pursuant to the above rule may resume such contributions at any time, effective as of the beginning of the next payroll period.

3.6 Change in Compensation. In the event of a change in the Compensation of a Member, the percentage of his Compensation that he has authorized as his Before-Tax Contribution shall be applied as soon as practicable with respect to such changed Compensation without action by the Member.

3.7 Remittance of Member Contributions. Before-Tax Contributions will be remitted to the Trustee by the Participating Employers as soon as practicable (normally within 10 business days from the date such amounts would otherwise be available to a Member in cash) but in no event later than 15 business days after the end of the month during which the Before Tax Contributions would otherwise be available to a Member in cash. All Before-Tax Contributions shall be invested in accordance with the Member's investment direction pursuant to Article V.

3.8 Limitation on Amount and Return of Before-Tax Contributions in Certain Instances.


         (a) In no event shall a Member's Before-Tax Contributions for a taxable year exceed the dollar limit on excludable salary deferrals under Code Section 402(g)(1) as adjusted for increases in the cost of living pursuant to Code Section 402(g)(5). In the event a Member's Before-Tax Contributions should exceed such dollar limit for a taxable year, the excess, together with any investment earnings attributable thereto, shall be returned to the Member no later than April 15 following the close of the taxable year for which the excess contribution was made. For the purposes of this Section, the Committee shall assume that the Member's taxable year is the calendar year unless the Member notifies the Committee to the contrary.

         (b) In the event a Member's Before-Tax Contributions for a taxable year under this Plan, together with his Before-Tax Contributions under another plan which meets the requirements of Code Section 401(k), exceed the limits set forth in (a) above, the Member may treat a portion of such excess as having been contributed to this Plan and request a return of such excess together with any investment earnings attributable thereto. Any such request shall be made no later than March 1 following the close of the taxable year for which the excess contribution was made, and the return of such excess shall be made no later than the immediately following April 15.

         (c) For each Plan Year, the "average deferral percentage" authorized by the Highly Compensated Group as Before-Tax Contributions and Qualified Matching Contributions must meet one of the following tests:

                  (i) the "average deferral percentage" of the Highly Compensated Group may not exceed 1.25 multiplied by the "average deferral percentage" of all other Eligible Employees who are not in such group; or

                  (ii) the "average deferral percentage" of the Highly Compensated Group may not exceed 2.0 multiplied by the "average deferral percentage" of all other Eligible Employees, who are not in such group, subject to a maximum differential of two percentage points.

         (d) The "average deferral percentage" for a specified group for a Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees) shall mean the average of the ratios (calculated separately for each Employee in such group) of (i) over (ii) where:

         (i) equals the sum of the Before-Tax Contributions made on behalf of each Eligible Employee for the Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees) pursuant to
                  Section 3.1, except as provided in Section 3.9 for "Qualified Matching Contributions"; and

         (ii) equals the Eligible Employee's "compensation" for such Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees). "Compensation" shall mean wages as defined in Code
                  Section 3401(a) (for income tax withholding at the source) determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Compensation shall include Employer contributions made pursuant to a salary reduction agreement which are not includible in the Eligible Employee's gross income under Code Section 125, 132(f), 402(e)(3), 402(h) or 403(b).

                  For purposes of the foregoing, only Before-Tax Contributions allocated to the Member's Account on a date within a Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees) and paid to the Trust Fund within 12 months following the close of such Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees) shall be considered in determining his deferral percentage for such Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees). In addition, only Before-Tax Contributions which are attributable to the Compensation an Employee receives from the Employer during a Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees) or within 2 1/2 months following the close of such Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees) shall be considered in determining the Employee deferral percentage for such Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees).

                  If the Participating Employer sponsors two or more plans which include a cash or deferred arrangement but are considered one plan for purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one plan for purposes of determining the "average deferral percentage".

                  If any Eligible Employee who is a member of the Highly Compensated Group is participating in two or more cash or deferred arrangements sponsored by the Employer or an Affiliated Employer, such cash or deferred arrangements shall be treated as one arrangement for purposes of determining the "deferral percentage" for such Eligible Employee.

                  If as provided under Code Section 401(k) the Employer chooses to use current year data for determining the Actual Deferral Percentage for Non-Highly Compensated Employees for the 1997 Plan Year or later Plan Year, the Employer must continue to use current data for all future Plan Years unless the election is changed in a manner approved by the Treasury Secretary. Under transition rules, however, the Employer is permitted to use current year data for the 1997, 1998, 1999, 2000, 2001 or 2002 Plan Years without making any formal election or receiving approval from the Internal Revenue Service.

                  The data used for purposes of determining the Actual Deferral Percentage for Non-Highly Compensated Employees with respect to the 1997 through 2000 Plan Years was as follows:

                        1997 - current year
                        1998 - current year
                        1999 - prior year
                        2000 - current year

                  With respect to the 2001 and 2002 Plan Years, prior year data will be used for purposes of determining the Actual Deferral Percentage for Non-Highly Compensated Employees, unless a timely election is made to use current year data.

         (e) From time to time, the Committee shall review the Before-Tax Contributions authorized by Eligible Employees. If, upon such review, the Committee determines that the average percentage of such contributions applicable to the Highly Compensated Group exceeds or is likely to exceed the maximum average percentage necessary to comply with the above rules, the Committee may reduce the Before-Tax Contributions of the Highly Compensated Group, to the extent necessary to comply with such rules. Such reduction shall be effected by successive reductions of the highest dollar amount authorized by one or more members of the Highly Compensated Group until the average percentage applicable to the Highly Compensated Group does not exceed the maximum average percentage referred to above. Notwithstanding the foregoing sentence, the Committee may impose a maximum dollar limitation which is less than the amount specified in Code Section 402(g), or a maximum percentage which is less than the percentage in Section 3.1 to all Before-Tax Contributions made by the Highly Compensated Group.

         (f)      If, after the end of the Plan Year, the tests in subsection
                  (c) above otherwise would not be met, the following adjustment shall be made to the Before-Tax Contributions for Highly Compensated Employees:

                  No later than the last day of the following Plan Year, and to the extent reasonably practicable, on or before the fifteenth
                  (15th) day of the third (3rd) month of the following Plan Year, the Employer may reduce the Contributions of Highly Compensated Employees and distribute any Excess Contributions, and any income allocable thereto, as provided below. Excess Contributions shall mean the excess of (i) the aggregate amount of the Before-Tax Contributions and any Matching Contributions treated as Before-Tax Contributions for purposes of the Actual Deferral Percentage test actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year, over (ii) the maximum amount of such contributions permitted under subsection (c) determined by reducing the amount of such contributions of Highly Compensated Employees in the order of their deferral percentages, beginning with the highest deferral percentage, until the applicable test is satisfied.

                  Distribution of Excess Contributions shall be accomplished by reducing the Before-Tax Contributions of Highly Compensated Employees, beginning with the highest contributions (determined by dollar amount) in the manner set forth in
                  Section 401(k)(8)(C) of the Code, and continuing until the total amount of Excess Contributions has been distributed. The reductions shall be made first from unmatched Before-Tax Contributions and, thereafter, from Matched Salary Reduction Contributions, with any corresponding Matching Contributions distributed to the affected Members of the Highly Compensated Group or forfeited and reallocated in accordance with the terms of the Plan as determined by the Employer according to such uniform and nondiscriminatory rules as it may adopt. Any amount so distributed shall be adjusted for income or loss allocable thereto for the Plan Year with respect to which such Excess Contributions relate. If such Participant's Account is invested in more than one investment fund, such distribution shall be made pro rata, to the extent practicable, from all such investment funds.

                  The earnings or losses allocable to Before-Tax Contributions is the earnings or losses allocable to the Member's Before-Tax Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the Before-Tax Contributions to be distributed to the Member for the year and the denominator is the Member's Account balance attributable to Before-Tax Contributions without regard to any earnings or losses occurring during such Plan Year.

                  If the amounts described above are distributed to the affected Highly Compensated Employees, the Plan is deemed to have met the rules in subsection (c) above regardless of whether the actual deferral percentage of the Highly Compensated Employee Group if recalculated after distribution would satisfy (c) above.

3.9      Use of Qualified Matching Contribution in Testing.

         Notwithstanding the provisions of Section 3.8, for any Plan Year in which Employer Matching Contributions are "Qualified Matching Contributions", the Employer may, in its discretion, make qualified non-elective and/or qualified matching contributions, as defined in Treas. Reg. Section 1.401(k)-1(g)(13), subject to the requirements for full vesting and the 401(k) withdrawal restrictions, as may be necessary for the tests in subsection 3.8(c) to be satisfied. Such contributions shall be allocated to the Accounts of all Members who are Non-Highly Compensated Employees in the ratio that each such Member's Compensation for the Plan Year bears to the total of all such Members' Compensation for the Plan Year.

                                   ARTICLE IV
                                   ----------

                         EMPLOYER MATCHING CONTRIBUTIONS
                         -------------------------------


4.1 Employer Matching Contributions. Each Participating Employer shall make each payroll period an Employer Matching Contribution on behalf of each of its Members. Except as further provided in this Section 4.1, the amount of such Employer Matching Contribution shall be equal to 50% of the Member's Before-Tax Contributions up to a maximum match of $300 per Member per Plan Year (or such higher maximum amount as the Employer may determine). All Members who make Before-Tax Contributions, including those who incur a Severance from Service during the Plan Year, shall be eligible for an Employer Matching Contribution. Employer Matching Contributions shall be allocated on the date such monies are received by the Trustee.

         Employer Matching Contributions made under this Section 4.1 shall be subject to the limitations of Sections 4.3, 4.4, and 4.5.

4.2 Remittance of Employer Matching Contributions. Employer Matching Contributions will be paid by the Participating Employers to the Trustee as soon as practicable after such contribution amounts are determined, but in no event later than the Participating Employer's tax filing deadline for its fiscal year in which such Plan Year ends. Employer Matching Contributions shall be invested in accordance with the Member's investment direction pursuant to Article V.

4.3      Limitation on Amount of Employer Matching Contributions.

         (a) For each Plan Year, the "average contribution percentage" of the Highly Compensated Group must meet one of the following tests:

                  (i) the "average contribution percentage" of the Highly Compensated Group may not exceed 1.25 multiplied by the "average contribution percentage" of all other Eligible Employees who are not in such group; or

                  (ii) the "average contribution percentage" of the Highly Compensated Group may not exceed 2.0 multiplied by the "average contribution percentage" of all other Eligible Employees who are not in such group, subject to a maximum differential of two percentage points.

         (b) Except as provided in Sections 3.9 and 4.10 for "Qualified Matching Contributions", the "average contribution percentage" for a specified group for a Plan Year shall mean the average of the ratios (calculated separately for each employee in such group) of (i) over (ii) where:

                  (i) equals the Employer Matching Contribution made on behalf of the Eligible Employee for the Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees) pursuant to Section 4.1; and

                  (ii) equals the Eligible Employee's "compensation" (as such term is defined in Section 3.8(d)(ii)) for such Plan Year (prior Plan Year, with respect to non-Highly Compensated Employees).

                  If the Participating Employer sponsors two or more plans to which Employer Matching Contributions are made and which are subject to Code Section 401(m) but are considered one plan for purposes of Code Section 401(a)(4) or 410(b), such plans shall be treated as one plan for purposes of determining the "average contribution percentage".

                  If any Eligible Employee who is a member of the Highly Compensated Group is participating in two or more plans sponsored by the Employer or an Affiliated Employer that include Employer Matching Contributions subject to Code
                  Section 401(m), all such contributions will be treated as made under one plan for purposes of this paragraph (b).

                  If as provided under Code Section 401(m) the Employer chooses to use current year data for determining the Average Contribution Percentage for Non-Highly Compensated Employees for the 1997 Plan Year or later Plan Year, the Employer must continue to use current data for all future Plan Years unless the election is changed in a manner approved by the Treasury Secretary. Under transition rules, however, the employer is permitted to use current year data for the 1997, 1998, 1999, 2000, 2001 or 2002 Plan Years without making a formal election or receiving approval from the Internal Revenue Service.

                  The data used for purposes of determining the Average Contribution Percentage for Non-Highly Compensated Employees with respect to the 1997 through 2000 Plan Years was as follows:

                        1997 - current year
                        1998 - current year
                        1999 - prior year
                        2000 - current year

                  With respect to the 2001 and 2002 Plan Years, prior year data will be used for purposes of determining the Average Contribution Percentage for Non-Highly Compensated Employees, unless a timely election is made to use current year.

         (c) If for any Plan Year the average contribution percentage for the Highly Compensated Group exceeds the limits set forth in
                  (a) and (b) above, the "excess aggregate contributions", shall be distributed to the Highly Compensated Group within 2 1/2 months, if at all possible, following the end of the Plan Year in which such contributions were made and in no event later than the close of the following Plan Year. The amount of such "excess aggregate contributions" shall be the excess of (i) the aggregate amount for the Plan Year of Matching Contributions and any Before-Tax Contributions treated as Matching Contributions for purposes of the Average Contribution Percentage test actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year, over
                  (ii) the maximum amount of such contributions permitted under
                  Section 4.3(a) determined by reducing the amount of such contributions of Highly Compensated Employees in the order of their contribution percentages, beginning with the highest contribution percentage, until the applicable test is satisfied.

                  Distribution of excess aggregate contributions shall be accomplished by reducing the matching contributions of Highly Compensated Employees, beginning with the highest contributions (determined by dollar amount) in the manner set forth in Section 401(m)(6)(C) of the Code, and continuing until the total amount of excess aggregate contributions has been distributed. Any amount so distributed shall be adjusted for income or loss allocable thereto for the Plan Year with respect to which such Excess Contributions relate, in a reasonable manner consistent with the allocation of income or loss to a Member's Account pursuant to this Plan. If such Member's Account is invested in more than one investment fund, such distribution shall be made pro rata, to the extent practicable, from all such investment funds.

                  The earnings or losses equal the sum of (i) earnings or losses allocable to the Member's Employer Matching Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is Employer Matching Contributions to be returned to the Eligible Employee for the year and the denominator is the Eligible Employee's Account balance(s) attributable to Employer Matching Contributions without regard to any earnings or losses occurring during such Plan Year; and
                  (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                  For purposes of this subsection if the amount of the excess aggregate contributions are distributed to the affected Highly Compensated Employees, the Plan is deemed to have met one of the tests described in Section 4.3(a) above regardless of whether the actual contribution percentage of the Highly

                  Compensated Group if recalculated after distribution would satisfy one of the tests described in Section 4.3(a) above.

4.4      Aggregate Limit Test.

         (a) For any Plan Year in which the "average deferral percentage" (as defined in Section 3.8) and the "average contribution percentage" (as defined in Section 4.3) of the Highly Compensated Group can only satisfy the limitations set forth in Sections 3.8(c)(ii) and 4.3(a)(ii) respectively, but neither can satisfy the limitations set forth in Sections 3.8(c)(i) and 4.3(a)(i), respectively, and all corrective measures have been taken under Sections 3.8 and 4.3 to ensure compliance with the provisions of Code Sections 401(k) and 401(m), the aggregate limit test, prescribed under Treasury Regulation 1.401(m)-2(b)(3) shall be applicable. The "aggregate limit test" shall be deemed met if (i) below is greater than or equal to (ii) below where:

                  (i)      equals the sum of (A) and (B) below where:

                           (A) equals 1.25 multiplied by the greater of (1) or (2) where:

                                    (1)      equals the "average deferral
                                             percentage" of the non-Highly
                                             Compensated Group of Eligible
                                             Employees; and

                                    (2)      equals the average contribution
                                             percentage of the non-Highly
                                             Compensated Group of Eligible
                                             Employees; and

                           (B) equals the lesser of (1) or (2) above plus two percentage points. In no event, however, shall this amount exceed 2.0 multiplied by the lesser of (1) or (2) above; and

                  (ii)     equals the sum of (C) and (D) below where:

                           (C) equals the "average deferral percentage" of the Highly Compensated Group; and

                           (D) equals the "average contribution percentage" of the Highly Compensated Group.

         (b) An alternative aggregate limit test may be used in place of the "aggregate limit test" set forth in (a) above as long as such test is permitted by the Internal Revenue Service. This alternative aggregate limit test shall be deemed met if (i) below is greater than or equal to (ii) below where:

                  (i)      equals the sum of (A) and (B) below where:

                           (A) equals 1.25 multiplied by the lesser of (1) or (2) where:

                                    (1)      equals the "average deferral
                                             percentage" of the non-Highly
                                             Compensated Group of Eligible
                                             Employees; and

                                    (2)      equals the "average contribution
                                             percentage" of the non-Highly
                                             Compensated Group of Eligible
                                             Employees; and

                           (B) equals the greater of (1) or (2) above plus two percentage points. In no event, however, shall this amount exceed 2.0 multiplied by the greater of (1) or (2) above; and

                  (ii)     equals the sum of (C) and (D) below where:

                           (C) equals the "average deferral percentage" of the Highly Compensated Group; and

                           (D) equals the average contribution percentage of the Highly Compensated Group.

         (c)      In the event the applicable limits set forth in this Section
                  4.4 are not satisfied, the "average contribution percentage" for all Highly Compensated Employees shall be reduced in accordance with the provisions of Treasury Regulation 1.401(m)-2(c).

         (d) In the event that the "average deferral percentage", the "average contribution percentage", and the "aggregate limit" of the Highly Compensated Group does not satisfy the requirements set forth in Sections 3.8, 4.3, and this Section 4.4, respectively, the Employer may, for any Plan Year prior to 1992, perform such testing by restructuring the Plan into component plans as may be permitted in regulations under Code Sections 401(a)(4) and 401(k); provided such component plans meet the coverage requirements of Code Section 410(b).

4.5      Maximum Total Allocations.

         Anything to the contrary herein notwithstanding, in no event shall the Annual Additions, as defined in Section 4.6, for any Employee for any Plan Year exceed the lesser of:

         (i) $30,000 (which amount shall be subject to adjustments as provided by Treasury regulations under Code Section 415); or

         (ii) 25% of the Employee's Compensation (as defined by Treasury regulations under Code Section 415(c)), including elective deferrals as defined in Section 402(g)(3) of the Code and salary reduction contributions of the Member not includible in his gross income by reason of Section 125 or 132(f) of the Code, from the Participating Employer.

         For purposes of this Section 4.5, the limitation year shall be the Plan Year.

         In the event an Annual Addition in excess of the lesser of (i) or (ii) above is allocated to an Employee for a Plan Year, such excess shall be corrected in the following order to the extent required to eliminate the excess:

         (a) After-Tax Contributions, plus any allocable interest shall be refunded to the Employee if such contributions were made to this Plan or any other qualified plan of the Employer for the Plan Year.

         (b) Before-Tax Contributions shall be reduced. Any reduction of Before-Tax Contributions shall be credited to a suspense account and treated as the first allocation of Before-Tax Contributions on behalf of such Employee for the following Plan Year (and succeeding Plan Years as necessary). In the event that any Before-Tax Contributions in the suspense account have not been allocated as Before-Tax Contributions to the Employee as of his Severance from Service, the Employer shall distribute such remaining amounts to the Employee, including any investment earnings thereon.

         (c) Employer Matching Contributions shall be reduced. Any reduction in Employer Matching Contributions shall be used as the first allocation of Employer Matching Contributions on behalf of such Employee for the following Plan Year and subsequent Plan Years until fully utilized. If such Employee is not covered by the Plan during such subsequent Plan Years, the remaining excess amounts shall be held in a suspense account and allocated pro rata to the Employer Matching Contribution Accounts of the other Employees on the last day of the applicable following Plan Year; thereby reducing the Employer's Actual Matching Contribution for such Plan Year.

                  No contributions shall be made to the Plan on behalf of an Employee for any period during which a suspense account is in existence for such Employee.

4.6 Annual Additions. The Annual Addition with respect to an Employee for any Plan Year shall be the sum of the following amounts allocated to his Account for the Plan Year:

         (a) all after-tax contributions under any other plan of the Employer; plus

         (b) Employer Matching Contributions and any other Employer contributions; plus

         (c)      Before-Tax Contributions; plus

         (d)      any forfeitures allocated to the Employee's Account; plus

         (e) any amount applied from the suspense account (pursuant to Section 4.5); plus

         (f) excess contributions and excess aggregate contributions as defined in Code Sections 401(k)(8)(B) and 401(m)(6)(B), respectively; plus

         (g) excess deferrals as defined in Code Section 402(g)(2) which are not distributed to the Employee by April 15 following the individual's tax year in which such excess deferrals occurred; plus

         (h)      amounts described in Code Sections 415(1)(1) and 419A(d)(2).

         For purposes of applying this Section 4.6, all defined contribution plans maintained by the Employer and all Affiliated Employers shall be aggregated. The term Annual Additions shall not include any rollover contributions.

4.7 Contributions Conditioned on Tax Deductibility. All Before-Tax Contributions and Employer Matching Contributions shall be conditioned upon their deductibility by the Participating Employer for Federal income tax purposes; provided, however, that no contributions shall be returned to a Participating Employer, except as provided in Section 4.8.

4.8 Return of Contributions. Notwithstanding any other provision of this Plan, a Before-Tax Contribution or an Employer Matching Contribution upon request by the Participating Employer may be returned to the Participating Employer who made the contribution if:

         (a)      the contribution was made by reason of a mistake of fact;

         (b) the contribution was conditioned upon its deductibility for income tax purposes and the deduction was disallowed; or

         (c) the contribution was made under the assumption that the Plan would initially be qualified by the Internal Revenue Service, but a notice is received by the Employer that the Plan fails to be initially qualified under the applicable Code Sections.

         The return to the Participating Employer of the amount involved in either (a), (b), or (c) shall occur within 1 year of the mistaken payment of the contribution, the disallowance of the deduction, or upon notification that the Plan fails to initially qualify, as the case may be.

         The amount which may be returned to the Participating Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred the circumstances causing the excess. Earnings attributable to the excess contribution may not be returned to the Participating Employer, but losses thereto shall reduce the amount to be returned. Furthermore, if the withdrawal of the amount attributable to the excess contribution would cause the balance of the Account of any Member to be reduced to less than the balance which would have been in the Account had the excess amount not been contributed, then the amount to be returned to the Participating Employer shall be limited to avoid such reduction. In the event any Before-Tax Contributions are returned to a Participating Employer pursuant to this Section 4.8, the Participating Employer shall directly reimburse affected Members for the amounts so returned.

         Pursuant to Section 4.8(c), if the initial determination letter is issued by the District Director of Internal Revenue to the effect that the Plan and Trust herein set forth or as amended prior to the receipt of such letter do not meet the requirements of Code Sections 401(a) and 501(a), the Employer shall be entitled at its option to withdraw, within 1 year of the receipt of such letter, all contributions made on and after the Effective Date. In such event, the Plan and Trust shall then terminate and all rights of the Employees shall be those as if the Plan had never been adopted.

4.9 Payment of Expenses. In addition to its contributions, the Employer may elect to pay the administrative expenses of the Plan and fees and retainers of the Plan's Trustees, consultants, administrators, recordkeepers, auditors, counsel, and other advisors or service providers so long as the Plan or Trust Fund remains in effect. If the Employer does not elect to pay all or part of such expenses, the Trustee may pay reasonable expenses and charge the payment thereof against the Trust Fund proportionate to the market value of each Investment Fund as of the most recent Valuation Date.

4.10 Qualified Matching Contributions. Employer Matching Contributions made for Plan Years commencing on and after January 1, 1992 shall be Qualified Matching Contributions, as defined in Treasury Regulation
         Section 1.401(k)-l(g)(13). If, pursuant to Section 3.9, such contributions are used by the Employer to conduct the "average deferral percentage" test described in Section 3.8(c), any contributions so used shall not be included in calculating the "average contribution percentage" under Section 4.3(b).

                                    ARTICLE V
                                    ---------

                           INVESTMENT OF CONTRIBUTIONS
                           ---------------------------


5.1 Employer to Establish Accounts. The Employer shall establish and maintain a separate accounting in the name of each Member and Former Member which shall reflect all contributions by the Member or Former Member, all amounts contributed by the Participating Employer under the Plan on his behalf, earnings on all such contributions, any distributions, withdrawals, and any expenses charged against such contributions. The separate accounting in the name of each Member and Former Member shall include a separate accounting for Before-Tax Contributions, Employer Matching Contributions, Rollover Contributions, and the Prior Plan Contributions Account.

5.2 Investment Options. Subject to the provisions of Sections 5.3 and 5.4, a Member and any Former Member shall direct the Employer in the investment of his Before-Tax Contributions, Employer Matching Contributions, Prior Plan Contributions and Rollover Contributions. The Employer shall establish the investment funds in which Members may invest contributions and may, in its sole discretion, eliminate one or more investment funds, offer additional investment funds, or alter the underlying investments of one or more funds from time to time. Members shall be notified of any changes in investment funds prior to the effective date of such changes.

5.3 Change in Investment Options. A Member may change the investment allocation of his future Before-Tax Contributions and Employer Matching Contributions on a daily basis. A Member or Former Member may also change the investment allocation of his existing Account on a daily basis.

5.4      Investment Rules. The following rules shall govern all aspects of this
         Article V:

         (a) Any investment direction given by a Member or Former Member shall continue in effect until changed by such Member or Former Member as provided hereunder.

         (b) In the absence of any designation of investment preference by the Member or Former Member, Before-Tax Contributions, Employer Matching Contributions or a Rollover Contribution shall be invested 100% in the money market fund. The Member shall acknowledge in writing this default option.

         (c) Notwithstanding any instruction from any Member or Former Member for investment of funds as provided in this Article V, the Trustee shall have the right to hold uninvested, or invested in short-term fixed income investments, any funds intended for investment or reinvestment as otherwise provided in this Article V for such time as the Trustee, in its sole discretion, deems advisable.

         (d) The Committee may limit changes otherwise permitted hereunder in the investment allocation of a Member's or Former Member's Account to the extent a change is precluded as a result of a temporary period of adverse liquidity with respect to an investment fund or to the extent a change would adversely affect the investment return of Accounts of other Members or Former Members.

         (e) The Committee may establish rules to implement the provisions of this Article V, including, without limitation, the use of a voice response system.

                                   ARTICLE VI

                                   TRUST FUND


6.1 Trust Fund. All Accounts shall be held in the Trust Fund and each Member's and Former Member's interest in the investment funds shall be valued in accordance with Sections 6.2 and 6.3.

6.2 Valuation of Funds. Each investment fund shall be valued by the Trustee as of each Valuation Date on the basis of the fund's fair market value.

6.3 Allocation of Income, Profits, Losses and Expenses. The Accounts of all Members and Former Members shall be adjusted on a daily basis to reflect the effects of contributions and withdrawals, income, realized and unrealized gains and losses, and expenses applicable to the fund or funds where such Accounts are invested. As provided by written procedures established by the Committee, such adjustments shall be based upon the proportion that each Member's and Former Member's Account invested in a fund bears to the total of all Accounts of all Members and Former Members invested in the same fund.

                                   ARTICLE VII

                                      DEATH


7.1 Amount of Death Benefit. Upon the death of a Member or Former Member prior to the complete distribution of his Account in accordance with Article XI, his Beneficiary shall be entitled to 100% of the Member's Account.

7.2 Payment of Death Benefit. After receipt by the Committee of due notice of the death of the Member or Former Member, the benefit payable under this
      Article VII shall be paid to his Beneficiary in one lump sum as soon as practicable after the Valuation Date coincident with or next following the date of such Member's death.

7.3 Designation of Beneficiary. Each Member or Former Member shall have the right, by written notice to the Committee, to designate or to change the Beneficiary to receive any benefit payable in the event of his death, subject to the spousal consent requirements of Section 1.5, if he is then married.

7.4 Payment Other Than to Beneficiary. If a Member has not designated a Beneficiary, or the Member's designated Beneficiary dies before the Member, or the Beneficiary dies after the death of the Member or Former Member but prior to receiving the full death benefit hereunder, the Member's remaining Account shall be paid with priority as follows:

      (a)   the Member's surviving Spouse;

      (b)   children, and children of deceased children, per stirpes;

      (c) brothers and sisters, or if deceased, the children of such brothers and sisters, per stirpes; and

      (d)   the estate of the Member.

                                  ARTICLE VIII

                      VESTING AND TERMINATION OF EMPLOYMENT


8.1 Vesting of Contributions. A Member shall at all times be 100% vested in his Prior Plan Contribution Account, Before-Tax Contribution Account, Rollover Contribution Account and his Employer Matching Contribution Account.

8.2 Method of Payment. When a Member incurs a Severance from Service, his vested Account shall be distributed pursuant to the provisions of Article XI.

                                   ARTICLE IX

                                      LOANS


9.1 Method Loans. Effective October 19, 1989, the Plan may lend a Member who is actively employed an amount not in excess of the lesser of (i) $50,000 reduced by the Member's highest outstanding loan balance from the Plan during the preceding 12-month period; or (ii) 50% of the value of his vested Account as of the date on which the loan is approved.

9.2 Rules Relating to Loans. All loans shall comply with the following terms and conditions:

      (a) Loan amounts shall be in $100 increments and the minimum amount that may be borrowed under the Plan shall be $500.

      (b) Loans may be applied for as of any date with prior notice as the Committee may approve according to uniform and nondiscriminatory rules it may adopt. No more than one loan may be made to a Member in any 12-month period and no more than two loans may be outstanding to a Member at any time.

      (c) An application for a loan by a Member shall be reviewed by the Committee, or its delegate, whose action thereon shall be final.

      (d) Repayment of a loan shall be made based on level amortization of the loan amount and shall be made no less frequently than quarterly over the term of the loan. The Member shall authorize the Participating Employer to deduct from his pay the level amount sufficient to accomplish the repayment.

      (e) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee, or its delegate, and the Member, but subject to a minimum repayment period of 1 year and a maximum repayment period of 4 years. Loans may be prepaid in full at any time without penalty. Partial repayments are also permitted.

      (f) Each loan shall be made against the collateral assignment of the Member's right, title, and interest in the portion of his Account against which the loan is taken, including interest, payable to the order of the Plan.

      (g) Each loan shall bear a reasonable rate of interest, which shall be the prime rate of interest as published in the "money rate" section of the Wall Street Journal as of the first business day of the month preceding the effective date of the loan, plus 2%. The Committee shall review the rate of interest to determine if it is consistent with commercial rates for similar loans and if not, the Committee shall have the authority to modify such rate of interest for new loans to be consistent with such commercial rates.

      (h) In the event a loan repayment is not made, or is not paid at maturity, or in the event of a Member's bankruptcy or impending bankruptcy, insolvency, or impending insolvency, the loan shall be deemed to be in default and the Committee, or its delegate, shall give written notice of such default to such Member to his last known address. If the default is not cured by the end of the calendar quarter following the quarter of the Plan Year in which the loan repayment was not made, the Member's Account shall be reduced by the amount of the unpaid balance of the loan, together with the interest thereon, and the Member's indebtedness shall thereupon be discharged. This reduction shall occur as soon as the Member could have received a distribution of the portion of the Account balance so reduced under applicable law, disregarding the provisions of (i) below.

      (i) Upon termination or Retirement, no distribution shall be made to any Member or Former Member or to a Beneficiary of any such Member or Former Member unless and until all unpaid loans, including accrued interest thereon, have been liquidated; provided, however, if any unpaid balance is due on a loan of such Member or Former Member at the time of such distribution which has not been satisfied through collection or liquidation of his Account, the Plan shall distribute to such Member or Former Member or Beneficiary the collateral promissory note evidencing the loan, and his Account, reduced by the unpaid balance of the loan, including accrued interest thereon, shall be distributed.

      (j) All loans shall be debited to a Member's Account first from his Prior Plan Contribution Account, next from his Rollover Contribution Account, then from his Employer Matching Contribution Account and last from his Before-Tax Contribution Account.

      (k) Subject to the provisions of paragraph (j) above, all loans shall be debited to the investment of a Member's Account as such Account is invested in the investment funds in the amount(s) authorized by the Member. In the absence of any authorization from the Member, a loan shall be debited on a pro rata basis from the funds in which his Account is invested at the time the loan is originated.

      (l) Upon receipt of a loan repayment and associated interest, the Trustee shall deposit such repayment in the investment funds in accordance with the Member's current investment election for contributions at the time of the repayment. The Trustee shall also credit such repayment to the Member's Account in the same proportion as they were charged with the loan.

      (m) The Committee shall make loans available hereunder on a reasonably equivalent basis. The Committee shall apply objective criteria in a uniform and nondiscriminatory manner to determine whether a loan application should be approved. Such criteria shall be limited to those factors which would be considered by a commercial lender in the business of making similar types of loans. Decisions by the Committee regarding loans shall be final and shall be communicated to the Member as soon as practicable.

      (n) A former member of the Stanadyne, Inc. Savings Plus Plan who is a Member of this Plan, in accordance with Article II, and who has an outstanding loan from the Stanadyne, Inc. Savings Plus Plan on the date his accounts were transferred in accordance with Section 1.35 shall continue such loan under this Plan in accordance with its original terms.

      (o) No loan shall be made to any Former Member unless he is a party-in-interest under ERISA Section 3(14).

      (p) The Committee may adopt such other rules and regulations relating to loans as it may deem appropriate.

      (q) Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

                                    ARTICLE X

                                   WITHDRAWALS


10.1 Non-hardship Withdrawals from Prior Plan Contribution Account and Rollover Contribution Account. Subject to the provisions of Sections 10.4 and 10.5, a Member may elect to withdraw any portion of his Prior Plan Contribution Account and/or Rollover Contribution Account for any reason as of any Valuation Date.

10.2 Withdrawals After Age 59 1/2. Subject to the provisions of Sections 10.4 and 10.5, a Member who has attained age 59 1/2 may elect to withdraw any portion of his Account for any reason as of any Valuation Date.

10.3 Hardship Withdrawals. Subject to the provisions of Sections 10.4 and 10.5, a Member who has not attained age 59 1/2 shall have the right to withdraw the portion of his Account needed to meet a "financial hardship", as defined herein:

      (a) For the purpose of this Section 10.3, a financial hardship shall mean an immediate and heavy financial need specified in Treasury Regulation 1.401(k)-I(d)(2)(iv) which cannot be met from any other available resource. These include:

            (i) medical expenses described in Code Section 213(d) incurred by the Member, his Spouse, or dependents;

            (ii) costs directly related to the purchase of the Member's principal residence (other than mortgage payments);

            (iii) tuition payments for the post-secondary education of the
                  Member, his spouse, children, or dependents; and

            (iv) payments needed to prevent eviction from, or foreclosure on, the Member's principal residence.

            The Committee shall determine in its sole discretion whether a financial hardship exists to warrant a withdrawal, and if such hardship exists, the amount of the withdrawal necessary to meet the hardship.

      (b) A Member shall be deemed to lack other resources to satisfy the financial hardship as required under subsection (a) of this Section if the following conditions are satisfied:

            (i) the Member has withdrawn all amounts available to him under all of the Employer's (and Affiliated Employer's) qualified plans;

            (ii) the Member has borrowed any amounts available to him under this Plan pursuant to Article IX and from any other qualified plans of the Employer and Affiliated Employers;

            (iii) if the Member has made a withdrawal from his Before-Tax
                  Contribution Account, the Member's Before-Tax Contributions to the Plan are suspended for the 12-month period immediately following the date of the hardship withdrawal; and

            (iv) if the Member has made a withdrawal from his Before-Tax Contribution Account, the Member's maximum Before-Tax Contribution permitted under Article III for the Plan Year following the Plan Year in which the hardship withdrawal was made is reduced by the amount of the Member's Before-Tax Contributions made during the Plan Year in which the hardship withdrawal occurred.

      In no event shall the amount of the withdrawal exceed the amount necessary to meet the Member's financial hardship.

10.4 Rules for Withdrawals. The following rules shall apply to withdrawals made pursuant to this Article X:

      (a) A Member who has not attained age 59 1/2 may not withdraw that portion of his Before-Tax Contribution Account which is attributable to investment earnings which are credited to such Account after December 31, 1988.

      (b) A Member may not elect to withdraw Employer Matching Contributions made on behalf of such Member for any Plan Year commencing on or after January 1, 1992.

      (c) A Member shall request a withdrawal hereunder by providing the Committee with advance request of the withdrawal. The Member will receive such payment as soon as practicable after the Committee receives the request.

      (d) The amount otherwise available as a withdrawal from the Plan under this Article shall be reduced by the amount of any loan outstanding at the time a withdrawal request is made, and no withdrawal shall be permitted under this Article X to the extent that such withdrawal would cause the aggregate of the loans outstanding to exceed the limits expressed in Article IX.

      (e) Withdrawals shall be effective as of the date the Committee approves the withdrawal.

      (f) Any withdrawal shall be paid in cash as soon as practicable following the Valuation Date coincident with the approval of the withdrawal.

10.5  Debiting of Withdrawals. Except to the extent otherwise provided by this
      Article X, all withdrawals shall be debited to a Member's Account first from his Prior Plan Contribution Account, next from his Rollover Contribution Account, then from the available portion of his Employer Matching Contribution Account, and last from his Before-Tax Contribution Account.

      In the event that the provisions of this Article X prohibit a withdrawal from a Member's Account in the sequence described in the preceding sentence, the amounts withdrawn shall follow such sequence only to the extent otherwise permitted by the provisions of this Article X. All withdrawals shall be debited against the investment funds in the same proportion as such Account is then invested.

                                   ARTICLE XI

                               PAYMENT OF BENEFITS


11.1 Entitlement to Distribution. If a Member incurs a Severance from Service or becomes Disabled, he may elect to receive the vested portion of his Account as provided herein.

11.2  Form of Payment.

      (a) An Account whose value is $3,500 ($5,000, effective January 1, 1998) or less shall automatically be distributed in one lump sum payment in accordance with the provisions of Section 11.3.

      (b) The normal form of payment for an Account whose value is more than $3,500 ($5,000, effective January 1, 1998) shall also be one lump sum payment. The distribution of any Account, the value of which exceeds $3,500 ($5,000, effective January 1, 1998), shall require the written consent of the Member or Former Member, if such distribution is scheduled to occur prior to the date such Member attains age 65.

      (c) If a Member or Former Member incurs a Severance from Service and meets the eligibility requirements for Retirement, he may elect to receive a distribution of his Account:

            (i)   in one lump sum payment;

            (ii) in a partial lump sum payment and defer distribution of the remaining Account balance until any date up to age 70;

            (iii) in the form of substantially equal installments, payable no less than annually, over a specified number of years which shall not exceed the lesser of 10 and the Member's life expectancy period determined under the applicable provisions of Code Section 401(a)(9) and the regulations thereunder. Each year the amount of such installment payment shall be determined by dividing the Member's remaining Account balance by a divisor. The initial divisor shall be equal to the number of annual installments. Each year such divisor shall be reduced by one until there are no remaining installments; or

            (iv) for distributions made on or after January 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a Member's (or a Payee's) election under this Section, a Member (or a

                  Payee) may elect, at the time and in the manner prescribed by the Employer, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by a Member (or a Payee) in a Direct Rollover.

      (d) Not more than 90 days nor less than 30 days before a Member's payment date, the Employer shall furnish the Member with a notice containing information about electing the form in which benefits are to be paid. Each Member may elect in writing not to take the normal form of benefit payment and to elect an optional form of benefit payment. The election period is the 90-day period ending on the date the Member is entitled to receive payment. The Employer may, on a uniform and nondiscriminatory basis, provide for other periods that comply with regulations issued under Code Sections 401(a)(11) and 417.

            Notwithstanding the foregoing, a Participant may elect to receive a distribution with a benefit commencement date within 30 days of the date the Member was provided with an explanation, as long as the distribution commences more than seven (7) days after the explanation was provided. In addition, the explanation may be provided after the date the Member is entitled to receive payment, so long as the distribution under this Section commences at least 30 days after such notice was provided, subject to the waiver as provided herein.

11.3  Time of Payment.

      (a) To the extent practicable, and unless otherwise elected by the Member or Former Member pursuant to Section 11.3(c) or (d), any distribution shall be made as soon as practicable after the Valuation Date which coincides with or next follows the event which gave rise to the distribution. Generally, benefits will not commence hereunder until the Member or Former Member returns a completed form to the Committee with 30 days prior written notice or such lesser notice as the Committee shall approve according to uniform and nondiscriminatory rules it may adopt. However, if the Member or Former Member fails to return the completed election form to the Committee, benefits will automatically commence within the period described in Section 11.3(b), 11.3(c), or 11.5, whichever is applicable.

      (b) Unless a Member or Former Member elects a deferred payment in accordance with Section 11.3(c) or (d), or unless Section 11.5 applies, distribution shall commence no later than 60 days after the close of the Plan Year in which (i) the Member or Former Member attains age 65; (ii) the 10th anniversary of the Member's or Former Member's commencement of participation occurs; or (iii) the Member or Former Member terminates employment, whichever is latest.

      (c) A Member or Former Member who has an Account which is $3,500 ($5,000, effective January 1, 1998) or less shall have such Account distributed to him as soon as practicable after the valuation is completed for the calendar quarter end Valuation Date following his Severance from Service. However, a Member or Former Member may elect, in writing, to defer the commencement of such distribution under this Article XI to a date which is not later than the quarter end Valuation Date immediately following the first anniversary of his Severance from Service, subject to the limitations of Section
            11.5. In the event a Member or Former Member elects to defer receipt of his Account pursuant to this paragraph, his Account shall continue to be valued in accordance with Article VI and shall be invested in accordance with such election under Article V. If a Member or Former Member whose Account balance is $3,500 ($5,000, effective January 1, 1998) or less makes no deferral election, his Account shall be distributed to him as soon as practical after the valuation is completed for the calendar quarter end Valuation Date following his Severance from Service.

      (d) A Member or Former Member who has an Account which is greater than $3,500 ($5,000, effective January 1, 1998) may elect, by not consenting in writing to a distribution, to defer the commencement of such distribution under this Article XI to a date which is not later than the applicable date determined pursuant to Section 11.5. In the event a Member or Former Member elects to defer receipt of his Account pursuant to this paragraph, his Account shall continue to be valued in accordance with Article VI and shall be invested in accordance with such election under Article V.

      (e)   If a Member or Former Member has elected a deferred payment under
            Section 11.3(c) or (d), he may at any time thereafter elect to change the time or manner of payment of the unpaid portion of his Account in accordance with the further provisions of this Article XI; provided that 60 days advance written notice is given to the Committee.

11.4 Amount of Distribution. The amount of any distribution shall be determined by the amount in the Member's or Former Member's Account as of the calendar quarter end Valuation Date coinciding with or otherwise immediately preceding such distribution.

11.5 Limitation on Distributions. With respect to 5% owners within the meaning of Code Section 416(i), distribution of benefits shall not be deferred beyond the April 1 following the calendar year in which the Member attains age 70-1/2. With respect to non-5% owners, distribution of benefits shall be deferred until the April 1 of the calendar year following the later of the year in which the Member attains age 70-1/2 or retires. In the event distributions must commence to a Member as provided above, the Member may elect a full distribution of his Account or installment payments as described in Section 11.2(c). If installments are elected, the divisor under Section

      11.2(c) for any year shall be the lesser of the divisor under such paragraph, or the divisor that would be required under Code Section 401(a)(9) and attendant regulations. Upon the death of a Member, distribution of his remaining Account shall be made to his Beneficiary no later than 5 years following the Member's death. In any event, distributions hereunder shall be made in accordance with Code Section 401(a)(9), including the incidental death benefit requirements of such Code Section, and regulations thereunder, including Treasury Regulation 1.401(a)(9)-2. Such regulations and applicable rulings or announcements, including any grandfather provisions or provisions delaying the effective date of Code Section 401(a)(9), are hereby incorporated by reference.

      With respect to distributions under the Plan made on or after the date of the Plan's December, 2001 automated minimum distribution processing cycle for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to the date of the Plan's December, 2001 automated minimum distribution processing cycle are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to the date of the Plan's December, 2001 automated minimum distribution processing cycle are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This provision shall continue in effect until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

11.6 Segregated Accounts. If a Member or Former Member has elected to have his Account distribution, or any part thereof, deferred to a later date pursuant to Section 11.2 or 11.3, the Account of such individual will continue to be invested in accordance with the most recent investment direction on file with the Committee. If there is no investment direction on file, the Committee shall direct the Trustee to segregate the Member's or Former Member's interest in the Plan and invest such interest in the money market fund as described in Section 5.2. Amounts invested in this manner shall share the earnings, on a pro rata basis, attributable to such fund.

11.7 Missing Persons. The Committee must use all reasonable measures to locate Members or Beneficiaries who are entitled to a distribution from the Plan. In the event that the Committee cannot locate a Member or Beneficiary who is entitled to a distribution from the Plan after using all reasonable measures to locate him, the Committee shall, after the expiration of two years after the benefit becomes payable, treat the amount distributable as a forfeiture and allocate it in accordance with the terms of the Plan. If the Member or Beneficiary is later located, the Committee shall restore to the Plan the amount forfeited, without interest.

                                   ARTICLE XII

                                 ADMINISTRATION


12.1 Responsibility for Plan and Trust Administration. The Employer shall have the sole authority to appoint and remove the Trustee, Members of the Committee, and any investment manager which may be provided for under the Trust, and to amend or terminate, in whole or in part, this Plan or the Trust. The Employer, through its Committee, shall have the responsibility for the administration of this Plan, which is specifically described in this Plan and the related Trust Agreement. The Employer shall be the named Fiduciary for purposes of the Code and ERISA.

12.2 Retirement Plan Committee. The Plan shall be administered by the Employer through the Savings Plus Plan Committee, referred to as "Committee", consisting of no fewer than three nor more than five persons to be appointed by and to serve at the pleasure of the Employer. Any person appointed as a Member of the Committee may resign from the Committee by delivering his written resignation to both the Board of Directors of the Employer and the Secretary of the Committee. The Committee shall be the Plan Administrator, within the meaning of Section 3(16)A of ERISA.

12.3 Agents of the Committee. The Committee may delegate specific responsibilities to other persons as the Committee shall determine. The Committee may authorize one or more of their number, or any agent, to execute or deliver any instrument or to make any payment in their behalf. The Committee may employ and rely on the advice of counsel, accountants, and such other persons as may be necessary in administering the Plan.

12.4 Committee Procedures. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Member, Former Member, or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

      The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer and the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting.

12.5 Administrative Powers of the Committee. The Committee may from time to time establish rules for the administration of the Plan. Except as otherwise herein expressly provided, the Committee will have the exclusive right and discretionary authority to interpret the Plan in its sole discretion, and to decide any and all matters arising hereunder in the administration and operation of the Plan, and any interpretations or decisions so made will be final, conclusive and binding on all persons having an interest in the Plan; provided, however, that all such interpretations and decisions will be applied in a uniform and nondiscriminatory manner to all Employees. The Committee shall have no right to modify any provisions of the Plan as herein set forth.

12.6 Benefit Claims Procedures. All claims for benefits under the Plan shall be in writing and shall be submitted to the Committee member designated as Committee secretary by the Committee. If any application for payment of a benefit under the Plan shall be denied, the Committee shall notify the claimant within 90 days of such application setting forth the specific reasons therefor and shall afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. If special circumstances require an extension of time for processing the claim, the claimant will be furnished with a written or electronic notice of the extension prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision.

      Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

      (a)   reference to pertinent provisions of the Plan;

      (b) such additional information as may be relevant to the denial of the claim;

      (c)   an explanation of the claims review procedure; and

      (d) notice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.

      Within 60 days following notice of denial of his claim, upon written request made by any claimant for a review of such denial to the Committee secretary, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant.

      The Committee shall render a decision within 60 days after the claimant's request for review and shall advise said claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan. If special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but not later than 120 days after receipt of a request for the review. If the extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision is not furnished within such time, the claim shall be deemed denied on review. The decision on review shall be in writing and shall include specific reasons for the decision, written to the best of the Committee's ability in a manner calculated to be understood by the claimant without legal counsel, as well as specific references to the pertinent Plan provisions on which the decision is based.

12.7 Reliance on Reports and Certificates. The Employer (or the Committee if so designated by the Employer) will be entitled to rely conclusively upon all valuations, certificates, opinions, and reports which may be furnished by the recordkeeper, or any accountant, controller, counsel, or other person who is employed or engaged for such purposes and shall exercise the authority and responsibility as it deems appropriate to comply with all of the legal and governmental regulations affecting this Plan.

12.8 Other Committee Powers and Duties. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

      (a) to prescribe written procedures to be followed by Members, Former Members, or Beneficiaries filing applications for benefits;

      (b) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

      (c) to receive from the Employer, Members, and Former Members such information as shall be necessary for the proper administration of the Plan;

      (d) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

      (e) to receive and review the periodic valuations of the Plan made by the recordkeeper; and

      (f) to receive, review, and keep on file (as it deems convenient or proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee.

      The Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

12.9 Compensation of Committee. No member of the Committee who is an Employee will receive any compensation for his services as such, but will be reimbursed for reasonable expenses incident to the performance of such services. The reimbursement of expenses shall be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the income of the Trust Fund.

12.10 Member's Own Participation. No member of the Committee may act, vote, or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan.

12.11 Liability of Committee Members. No member of the Committee will be liable for any act of omission or commission except as provided by Federal law.

12.12 Indemnification. The Board of Directors of the Employer, the Committee, and the individual members thereof shall be indemnified by the Employer and not the Trust Fund against any and all expenses, costs, and liabilities arising by reason of any act or failure to act, unless such act or failure to act is judicially determined to be gross negligence or willful misconduct.

                                  ARTICLE XIII

                           FIDUCIARY RESPONSIBILITIES


13.1 Basic Responsibilities. Any Plan Fiduciary, whether specifically designated or not, shall:

      (a) discharge all duties solely in the interest of Members, Former Members, and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses under the Plan;

      (b) discharge his responsibilities with the care, skill, prudence, and diligence a prudent man would use in similar circumstances; and

      (c)   conform with the provisions of the Plan.

      No person who is ineligible by law will be permitted to serve as Fiduciary.

13.2  Actions of Fiduciaries. Any Plan Fiduciary:

      (a) may serve in more than one fiduciary capacity with respect to the Plan;

      (b) may employ one or more persons to render advice with regard to or to carry out any responsibility that such Fiduciary has under the Plan; and

      (c) may rely upon any discretion, information, or action of any other Plan Fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

13.3 Fiduciary Liability. No Fiduciary shall be personally liable for any losses resulting from his action, except as provided by Federal law. Each Fiduciary shall have only the authority and duties which are specifically allocated to him, shall be responsible for the proper exercise of his own authority and duties, and shall not be responsible for any act or failure to act of any other Fiduciary.

                                   ARTICLE XIV

                                    AMENDMENT


14.1 Internal Revenue Service Qualification. It is the intention of the Employer that the Plan shall be and remain qualified and exempt under Code Sections 401(a) and 501(a) and meet the requirements of Code Sections 401(k) and 401(m). The Employer may authorize any modification or amendment of this Plan, which is deemed necessary or appropriate to qualify or maintain the qualification and exemption of the Plan within the requirements of Code Sections 401(a), 401(k), 401(m), and 501(a), or any other applicable provisions of the Code as now in effect or hereafter amended or adopted.

14.2 Amendment and Termination by the Employer. The Employer reserves the right to modify, suspend, or terminate the Plan in whole or in part (including the provisions relating to contributions). The Employer shall not have the power to modify, suspend, amend, or terminate the Plan in such manner as will cause or permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of Members, Former Members, or their Beneficiaries, or for the payment of expenses pursuant to the provisions of the Plan. Further, except as otherwise specifically provided in Sections 4.5 and 4.8, no portion of the Trust Fund may revert to or become the property of the Employer, so as to divest a Member or Former Member from or deprive him of any benefits which may have accrued to him upon termination or partial termination of the Plan or complete discontinuance of contributions, as such term is defined in Code Section 411, the amounts credited to the Accounts of Members affected by such termination or partial termination shall be nonforfeitable.

      Notwithstanding anything to the contrary contained herein, upon such termination of the Plan, the Employer shall have no obligation or liability whatsoever to make any further payments to the Trustee.

14.3 Right to Terminate. Each Participating Employer by action of its Board of Directors or other governing authority shall have the right to terminate, as to itself, the Plan by delivering written notice authorizing the termination to the Employer, the Committee, and the Trustee. A Participating Employer who withdraws from the Plan may arrange for the continuation by itself or its successor of this Plan and Trust in separate form for its own employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust, and transfer of Trust assets.

      The Employer may, in its absolute discretion, have the right to terminate a Participating Employer's participation at any time when, in its judgment, such Participating Employer fails or refuses to discharge its obligations under the Plan.

14.4 Valuation of Assets. In determining the value of the Accounts of the Members or Former Members as of the date of the termination of the Plan, the assets of the Trust Fund shall be valued by the Trustee at fair market value as of the close of business on the termination date. The Accounts of the Members and Former Members shall be adjusted in the manner provided in
      Article VI.

14.5 Distribution of Assets. If the Plan is terminated, the Trustee shall distribute all assets, as soon as practicable thereafter. If there is another defined contribution plan described in Code Section 401(a) maintained by an Affiliated Employer, a Participant shall have the option of having such Account transferred to such other Plan, as permitted by applicable law, until all assets remaining in the Trust Fund after payment of any expenses properly chargeable to the Trust Fund are distributed to Members, Former Members, or their Beneficiaries. Such distribution shall be equal to the value of the Accounts of the Members as of the date of the termination of the Plan adjusted for any earnings and expenses of the Trust Fund and Plan between such date and the date of distribution. Payment will be made in cash. The Committee's determination shall be final and binding on all persons.

                                   ARTICLE XV

                           TOP-HEAVY PLAN REQUIREMENTS


15.1 General Rule. For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 15.5, any other provisions of the Plan to the contrary notwithstanding, the Plan shall be subject to the following provisions:

      (a)   the minimum contribution provisions of Section 15.2; and

      (b) for Plan Years beginning before December 31, 1999, the limitation on contributions set by Section 15.3.

15.2  Minimum Contribution Provisions. Subject to the provisions of Sections
      15.3 and 15.4, each Eligible Employee who (i) is a Non-Key Employee (as defined in Section 15.7); and (ii) is employed on the last day of the Plan Year shall be entitled to have Employer Matching Contributions allocated to his Account of not less than 3% (the "Minimum Contribution Percentage") of his Compensation (as defined for purposes of applying the limits of Code Section 415) or such other amount, if any, as may be necessary to comply with the rules established by the Internal Revenue Service.

      The Minimum Contribution Percentage set forth above shall be reduced for any Plan Year to the percentage at which contributions are made (or required to be made) under the Plan for the Plan Year for the Key Employee (as defined in Section 15.6) for whom such percentage is the highest for such Plan Year.

      For this purpose, the percentage with respect to a Key Employee shall be determined by dividing the contributions made for such Key Employee by his total Compensation for the Plan Year not to exceed $200,000 or such higher amount as indexed pursuant to Code Sections 401(a)(17) and 415(d) and the applicable regulations thereunder. Effective January 1, 1994, $150,000 shall be substituted for $200,000.

      Contributions taken into account under the immediately preceding sentence shall include contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 15.5), but shall not include any plan required to be included in such Aggregation Group if such plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of employees who are officers, shareholders or the Highly-Compensated or prescribing the minimum participation standards.

      Contributions taken into account under this Section 15.2 shall not include any contributions under the Social Security Act or any other Federal or state law.

15.3 Limitation on Contributions. For Plan Years beginning before December 31, 1999, in the event that the Employer also maintains a defined benefit plan providing benefits on behalf of Members of this Plan, one of the two following provisions shall apply:

      (a) if for the Plan Year this Plan would be a Top-Heavy Plan if "90%" were substituted for "60%", then Section 15.2 shall apply for such Plan Year as if amended so that "4%" were substituted for the "3%"; or

      (b) if for the Plan Year (i) this Plan is subject to paragraph (a) above but does not provide the required additional minimum contribution; or (ii) this Plan would continue to be a Top-Heavy Plan if "90%" were substituted for "60%", then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in Section 4.5 for the limitation year ending in such Plan Year by substituting "1.0" for "1.25" in each place such figure appears, except with respect to any individual for whom there are no Employer Matching Contributions, forfeitures, or voluntary nondeductible contributions allocated or any accruals for such individual under the defined benefit plan.

15.4 Coordination With Other Plans. In the event that another defined contribution or defined benefit plan maintained by the Employer or an Affiliated Employer provides contributions or benefits on behalf of Members in this Plan, such other plan shall be treated as a part of this Plan pursuant to the applicable principles set forth in Revenue Ruling 81-202 in determining whether the plans are providing benefits at least equal to the minimum benefit required under the defined benefit plan. If the Plan is subject to Section 15.3(b) but the Employer does not substitute "1.0" for "1.25" as required, the applicable percentage under the defined benefit plan shall be increased by one percentage point (up to a maximum of ten percentage points). Such determination shall be made by the Committee.

15.5 Top-Heavy Plan Definitions. This Plan shall be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the Aggregate of the Accounts under the Plan for Members and Former Members who are Key Employees exceeds 60% of the present value of the Aggregate of the Accounts for all Members and Former Members, or if this Plan is required to be in an Aggregation Group which for such Plan Year is a Top-Heavy Group. For purposes of making this determination, the present value of the Aggregate of the Accounts for a Member (i) who is not a Key Employee, but who was a Key Employee in a prior year; or (ii) who has not performed any Services for the Employer at any time during the 5-year period ending on the Determination Date, shall be disregarded.

      (a) "Determination Date" shall mean for any Plan Year the last day of the immediately preceding Plan Year (except that for the first Plan Year the Determination Date means the last day of such Plan Year).

      (b) "Aggregate of the Accounts" shall mean the sum of (i) the Accounts determined as of the most recent Valuation Date that is within the 12-month period ending on the Determination Date; and (ii) the adjustment for contributions due as of the Determination Date, and as described in the regulations under the Code.

      (c) "Aggregation Group" shall mean the group of plans, if any, that includes both the group of plans that are required to be aggregated and, if the Committee so elects, the group of plans that are permitted to be aggregated.

            (i) The group of plans that are required to be aggregated (the "Required Aggregation Group") includes (i) each plan of the Employer in which a Key Employee is a Member, including collectively-bargained plans; and (ii) each other plan of the Employer or an Affiliated Employer, including collectively-bargained plans, which enables a plan in which a Key Employee is a Member to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of Employees who are officers, shareholders, or the Highly-Compensated or prescribing the minimum participation standards.

            (ii) The group of plans that are permitted to be aggregated (the "Permissive Aggregation Group") includes the Required Aggregation Group plus one or more plans of the Employer or an Affiliated Employer that is not part of the Required Aggregation Group and that the Committee certifies as constituting a plan within the Permissive Aggregation Group. Such plan or plans may be added to the Permissive Aggregation Group only if, after the addition, the Aggregation Group as a whole continues not to discriminate as to contributions or benefits in favor of Employees who are officers, shareholders, or the Highly-Compensated and to meet the minimum participation standards under the Code.

      (d) "Top-Heavy Group" shall mean the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group; plus the Aggregate of the Accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees under all such defined benefit plans; plus the aggregate accounts for all employees under such defined contribution plans. For

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
            purposes of making this determination, the present value of the accrued benefits for a Member (i) who is not a Key Employee, but who was a Key Employee in a prior year; or (ii) who has not performed Services for the Employer at any time during the 5-year period ending on the Determination Date, shall be disregarded. If the Aggregation Group that is a Top-Heavy Group is a Required Aggregation Group, each plan in the Group will be Top-Heavy. If the Aggregation Group that is a Top-Heavy Group is a Permissive Aggregation Group, only those plans that are part of the Required Aggregation Group will be treated as Top-Heavy. If the Aggregation Group is not a Top-Heavy Group, no plan within such Group will be Top-Heavy.

      (e) In determining whether this Plan constitutes a Top-Heavy Plan, the Committee shall make the following adjustments in connection therewith:

            (i) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits or the sum of account balances. Such accrued benefits shall be determined by using the method which is used for accrual purposes for all plans of the Employer, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

            (ii) In determining the present value of the cumulative accrued benefit or the amount of the account of any Employee, such present value or account shall include the dollar value of the aggregate distributions made to such Employee under the applicable plan during the 5-year period ending on the Determination Date, unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. Such amounts shall include distributions to Employees which represented the entire amount credited to their accounts under the applicable plan, and distributions made on account of the death of a Member to the extent such death benefits do not exceed the present value of the accrued benefit or account.

            (iii) Further, in making such determination, such present value, or such account, shall include any rollover contribution (or similar transfer), as follows:

                  (A) if the rollover contribution (or similar transfer) is initiated by the Employee and made to or from a plan maintained by another employer, the plan providing the distribution shall include such distribution in the value of

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
                        such account; the plan accepting the distribution shall not include such distribution in the value of such account unless the plan accepted it before December 31, 1983; or

                  (B) if the rollover contribution (or similar transfer) in not initiated by the Employee or made from a plan maintained by another employer, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value of such account.

15.6 Key Employee. The term "Key Employee" shall mean any Employee (and any Beneficiary of an Employee) under this Plan who is a Key Employee as determined in accordance with Code Section 416(i)(1), excluding in any event individuals who have not performed Services for the Employer during the 5-year period ending on the date on which the Top-Heavy determination is made.

15.7 Non-Key Employee. The term "Non-Key Employee" shall mean any Employee (and any Beneficiary of an Employee) who is not a Key Employee, excluding in any event individuals who have not performed Services for the Employer during the 5-year period ending on the date on which the Top-Heavy determination is made.

15.8 Change from Top-Heavy Status. In the event the Plan should become a Top-Heavy Plan for a Plan Year and subsequently reverts to a Plan which is not Top-Heavy, the change from a Top-Heavy plan to a plan which is not Top-Heavy shall not reduce a Member's Account.

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
                                   ARTICLE XVI

                               GENERAL PROVISIONS


16.1 Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, this Plan is entirely voluntary on the part of the Employer and the continuance of this Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of any Participating Employer, and no Participating Employer guarantees or promises to pay or to cause to be paid any of the benefits provided by this Plan. Each person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Fund for any such payment or benefit and shall not have any right, claim, or demand therefore against any Employer, except as provided by Federal law. The Plan shall not be deemed to constitute a contract between any Participating Employer and any Employee or to be a consideration for, or an inducement for, the employment of any Employee by any Participating Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the Service of any Employer or to interfere with the right of any Employer to discharge or to terminate the Service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

16.2 Payments to Minors and Incompetents. If any Member, Former Member, or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Committee may designate, or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

16.3  Non-Alienation of Benefits.

      (a) No amount payable to, or held under the Plan for the Account of, any Member or Former Member shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the Plan for the Account of any Member or Former Member be in any manner liable for his debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach, except as may be provided under: (i) a judgment, order, decree or settlement agreement pursuant to subsection (b) below; or (ii) a qualified domestic relations order as defined in Code Section 414(p) pursuant to subsection (c) below.

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
      (b) A Member's benefits hereunder shall be offset by an amount that the Member is required to pay to the Plan, if:

            (i)   the order or requirement to pay arises:

                  (A) under a judgment of conviction for a crime involving such plan;

                  (B) under a civil judgment (including a consent order or decree) entered by a Court in an action brought in connection with a violation (or alleged violation) of part 4 of Title I of ERISA, or

                  (C) pursuant, to a settlement agreement between the Secretary of Labor and the Member, or a settlement between the PBGC and the Member, in connection with a violation (or alleged violation) of Part 4 of Table I of ERISA by a fiduciary, any other persons.

            (ii) the judgment, order, decree or settlement agreement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the plan against a Member's benefits hereunder; and

            (iii) if the Member has a Spouse at the time at which the offset is to be made:

                  (A) Either such Spouse has consented in writing to such offset and such consent is witnessed by a notary public or a representative of the Plan (or it is established to the satisfaction of the Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)); or

                  (B) such Spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of Part 4 of Title I of ERISA.

      (c) Under a qualified domestic relations order, an alternate payee who had been married to the Member or Former Member may be treated as a Spouse with respect to the portion of the Member's or Former Member's benefit in which such alternate payee has an interest; provided that the qualified domestic relations order provides for such treatment. However, under no circumstances may the spouse of any alternate payee (who is not a Member or Former Member hereunder) be treated as a Spouse under the terms of the Plan.

            Upon receipt of any judgment, decree, or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an alternate payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Member or Former Member, and any alternate payee of the receipt of such judgment, decree, or order and shall notify the affected Member or Former Member, and any alternate payee of the Committee's procedure for determining whether or not the judgment, decree, or order is a qualified domestic relations order.

            The Committee shall establish a procedure to determine the status of a judgment, decree, or order as a qualified domestic relations order and to administer Plan distributions in accordance with qualified domestic relations orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an alternate payee to designate a representative for receipt of communications from the Committee, and shall include other provisions as the Committee shall determine, including those which may be required under regulations promulgated by the Secretary of the Treasury.

            During any period in which the issue of whether a judgment, decree, or order is a qualified domestic relations order is being determined (by the Committee, a court of competent jurisdiction, or otherwise), the Committee shall separately account for under the Plan the amount, if any, which would have been payable to the alternate payee during such period if the judgment, decree, or order had been determined to be a qualified domestic relations order.

            If the judgment, decree, or order is determined by the Committee to be a qualified domestic relations order before the first payments would otherwise be due under such order, then payment of the appropriate amount shall be paid to the alternate payee(s) as required under the order. If a domestic relations order is determined by the Committee to be a qualified order within the 18-month period beginning on the date that the first payment would have been due under such order, the separately accounted for amounts shall be retroactively paid to the alternate payee(s) named in the order.

            If the Committee first determines that the order is a qualified domestic relations order after the 18-month period beginning on the date on which the first payment would have been due under the order, then the provisions of such order shall be applied on a prospective basis only.

            If a domestic relations order is determined to constitute a qualified domestic relations order, payment shall be made immediately or as soon as administratively feasible following such determination in accordance with the order.

16.4 Use of Masculine and Feminine; Singular and Plural. Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

16.5 Merger, Consolidation, or Transfer. In the event that the Plan is merged or consolidated with any other plan, or should the assets or liabilities of the Plan be transferred to any other plan, each Member shall be entitled to a benefit immediately after such merger, consolidation, or transfer if the Plan should then terminate equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then terminated.

16.6 Leased Employees. Any individual who performs Services for the Employer or an Affiliated Employer and who, by application of Code Section 414(n)(2) and regulations issued pursuant thereto, would be considered a leased employee, shall, for purposes of determining the number of Employees of the Employer and its Affiliated Employers, and for purposes of the requirements enumerated in Code Section 414(n)(3), be considered an Employee with regard to Services performed after December 31, 1986.

      When the total of all leased employees constitutes less than 20% of the Employer's non-Highly Compensated work force within the meaning of Code
      Section 414(n)(5)(c)(ii), however, a leased employee shall not be considered an Employee if the organization from which the individual is leased maintains a qualified safe harbor plan (as defined in Code Section 414(n)(5)) in which such individual participates.

      "Leased Employees" who are deemed to be Employees for purposes of this
      Section 16.6 shall not be eligible to participate in the Plan unless specifically provided for in Article II.

16.7 Procedure for Adoption by Affiliated Employers. Any Affiliated Employer which is not already a Participating Employer under this Plan may, with the consent and

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
      approval of the Employer, by formal resolution of its own Board of Directors or other governing authority, adopt the Plan hereby created and the related Trust, and shall become a Participating Employer under this Plan as of the effective date of such resolution. Such adoption shall be effectuated by a formal designation resolution of the Employer. The adoption resolution of the Affiliated Employer may contain such specific changes and variations in Plan or Trust terms and provisions applicable to such adopting Affiliated Employer and its employees, as may be acceptable to the Employer and the Trustee.

      The adoption resolution shall become, as to such adopting organization and its employees, a part of this Plan, as then amended or thereafter amended, and the related Trust. It shall not be necessary for the adopting organization to sign or execute the original or the amended Plan and Trust documents. The effective date of the Plan for any such adopting organization shall be that stated in the resolution of adoption, and from and after such effective date such adopting organization shall assume all the rights, obligations and liabilities of a Participating Employer hereunder and under the Trust.

      The administrative powers and control of the Employer, as provided in the Plan and Trust, including the sole right to amendment, and of appointment and removal of the Committee and the Trustee and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust.

16.8 Governing Law. The Plan shall be administered, construed, and enforced according to the laws of the State of Connecticut; provided, however, wherever applicable, the provisions of ERISA shall govern and in such event the laws of the United States of America shall be applied and to the extent necessary, its courts shall have competent jurisdiction.

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
IN WITNESS WHEREOF, the amended and restated Stanadyne Corporation Savings Plus Plan is adopted on February ___, 2002.



                                           STANADYNE CORPORATION



                                           By:  ________________________________

                                           Its: ________________________________

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                                   APPENDIX A

                             PARTICIPATING EMPLOYERS


Stanadyne  Corp. Corporate Office

Stanadyne  Corp. Windsor Plant

Stanadyne  Corp. Jacksonville Plant

Stanadyne  Corp. Washington Plant

Precision Engine Products Corp. Windsor Plant

Precision Engine Products Corp. Tallahassee Plant
(with respect to salaried Employees only)

Precision Engine Products Corp. Elmhurst Facility
(with respect to salaried Employees only)